KPMG Peat Marwick
Certified Public Accountants                                     Exhibit 23.(a)
P.O. Box 31002
St. Petersburg, FL  33732






The Board of Directors
Florida Progress Corporation:

We consent to the use of our reports incorporated herein by reference. Our report on the financial statements contained in the Company's Form 10-K for the year ended December 31, 1993, refers to a change in the method of accounting for income taxes and a change in the method of accounting for postretirement benefits other than pensions.


                                   /s/ KPMG Peat Marwick

June 1, 1994